SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2009

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On March 18, 2009, Micronetics, Inc., a Delaware corporation (“Micronetics”), entered into an Asset Purchase Agreement (the “Agreement”) with M/A-COM RFID Inc. (“Seller”), a Delaware corporation, and, solely for the purposes of certain sections of the Agreement, Cobham Defense Electronic Systems Corporation and Cobham Defense Electronic Systems – M/A-COM Inc., and completed the acquisition of certain assets of Seller. Pursuant to the Agreement, Micronetics acquired the pedestal and forklift mounted radio frequency identification product line of the Seller (the “RFID Product Line”). The Agreement sets forth the terms and conditions pursuant to which Micronetics acquired such assets.

The parties to the Agreement made customary representations, warranties and covenants therein and the completion of the acquisition of the assets was subject to customary conditions described therein.

The foregoing description of the acquisition and the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which will be filed with Micronetics’ Annual Report for the fiscal year ending March 31, 2009.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On March 18, 2009, Micronetics entered into the Agreement described above between Micronetics, Seller and, solely for the purposes of certain sections of the Agreement, Cobham Defense Electronic Systems Corporation and Cobham Defense Electronic Systems – M/A-COM Inc., and completed the acquisition of the RFID Product Line.

Item 7.01.	Regulation FD Disclosure

On March 18, 2009, Micronetics issued a press release announcing the completion of the acquisition. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release issued by Micronetics, Inc., dated March 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

By:	/s/ David Robbins
David Robbins
Chief Executive Officer

Date: March 23, 2009